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                                                                     EXHIBIT 3.2


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       COMPUTER PROGRAMS AND SYSTEMS, INC.

                       -----------------------------------

         Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The name of the corporation is COMPUTER PROGRAMS AND SYSTEMS,
INC.

         SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on January 2, 1981, in the manner prescribed by The Alabama Business Corporation Act:

         "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the first sentence of paragraph "SEVENTH" thereof, and substituting therefore the following:

                  `The total number of shares that may be issued is 100,000 shares, which shall be Common Stock with a par value of ONE AND NO/100 ($1.00) DOLLAR per share."

         THIRD:   The number of shares of the  corporation  outstanding  at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.

         FOURTH: The number of shares that voted for such amendment was 10,000; and the number of shares that voted against such amendment was none.

         FIFTH: Such amendment does not in itself effect a change in the amount of stated capital, although the stated capital has been increased subsequent to the date of incorporation from $1,000 represented by 1,000 shares issued and outstanding with a par value of $1.00 per share, to $10,000 represented by 10,000 shares issued and outstanding with a par value of $1.00 per share.

         Dated this the 9th day of February, 1984.

                                           COMPUTER PROGRAMS AND SYSTEMS, INC.

                                           By: /s/ Dennis P. Wilkins
                                               ---------------------
                                               Its President

                                           and /s/ J. Carleton Wilkins
                                               -----------------------
                                               Its Secretary


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STATE OF ALABALA)
COUNTY OF MOBILE)

         I, /s/ Charlotte T. Ruffer, a notary public, do hereby certify that on
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this 9th day of February, 1984, personally appeared before me Dennis P. Wilkins and L. Carleton Wilkins, who, being by me first duly sworn, declared that they are the President and Secretary of COMPUTER PROGRAMS AND SYSTEMS, INC., that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.

                                                 /s/ Charlotte T. Ruffer 3/8/86
                                                 ------------------------------
                                                 NOTARY PUBLIC

(NOTARIAL SEAL)